                                                                   EXHIBIT 10.11

                    SUPPLEMENT TO REVOLVING CREDIT AGREEMENT

        This Supplement dated July 31, 2000 to the Revolving Credit Agreement (the "Credit Agreement") dated as of October 19, 1999 among The Ryland Group, Inc., certain financial institutions, Bank of America, N.A., as the Administrative Agent, Bank One, NA, as the syndication agent, Guaranty Federal Bank F.S.B. and Bank United, as Co-Agents, Banc of America Securities LLC, Lead Arranger and Lead Book Manager and Banc One Capital Markets, Inc. as the Co-Lead Arranger and Co-Book Manager.

                               W I T N E S S E T H

             WHEREAS, the Credit Agreement provides for an increase of the Aggregate Commitment;

             WHEREAS, Bank of America, N.A. ("Bank of America") wishes to increase its Commitment by $25,000,000, causing the Aggregate Commitment to equal $400 million;

             NOW, THEREFORE, the Company, the Administrative Agent and Bank of America agree as follows:

        1. All capitalized terms used in this Supplement shall have the meanings set forth in the Credit Agreement unless otherwise defined or the context otherwise required.

        2. The Aggregate Commitment is hereby increased to $400,000,000.

        3. Annex I to the Credit Agreement is hereby amended to state as set forth in the attached Annex I.

        4. As provided in Section 2.10 of the Credit Agreement, the Company agrees to reimburse each Bank for the amount of any loss or expense arising as a result of the effectiveness of this Supplement during a LIBOR period and the purchase and sale of portions of Loans upon such effectiveness.

        5. This Supplement shall be governed by the internal laws of the State of Illinois without regard to the conflicts of law provisions thereof.

        6. As hereby supplemented, the Credit Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Supplement this 31st day of July, 2000.

                                       BANK OF AMERICA, N.A.,
                                       as Administrative Agent and Bank


                                       By: /s/ KELLEY PRENTISS
                                          ------------------------------------

                                       Title:  VICE PRESIDENT
                                             ---------------------------------

                                       THE RYLAND GROUP, INC.


                                       By: /s/ CATHEY S. LOWE
                                          ------------------------------------

                                       Title:  VICE PRESIDENT AND TREASURER
                                             ---------------------------------


                                       By: /s/ GORDON MILNE
                                          ------------------------------------

                                       Title: SENIOR VP AND CHIEF FINANCIAL
                                              OFFICER
                                             ---------------------------------

                                     ANNEX I

                            COMMITMENTS OF THE BANKS

                               BANK GROUP MEMBERS

            BANK                       AMOUNT                     % SHARE
-----------------------------     ---------------      ---------------
Bank of America, N.A              $100,000,000.00       25.000000000 %

Bank One, NA                      $ 75,000,000.00       18.750000000 %

Guaranty Federal Bank, F.S.B      $ 50,000,000.00       12.500000000 %

Bank United                       $ 50,000,000.00       12.500000000 %

PNC Bank, National                $ 30,000,000.00       7.5000000000 %
Association

Wachovia Bank, N.A                $ 25,000,000.00        6.250000000 %

Fifth Third Bank                  $ 20,000,000.00        5.000000000 %

SunTrust Bank, Atlanta            $ 20,000,000.00        5.000000000 %

Allfirst Bank                     $ 15,000,000.00        3.750000000 %

Comerica Bank                     $ 15,000,000.00        3.750000000 %
                                  ---------------      ---------------
                                  $400,000,000.00                  100%

                                      NOTE

$100,000,000                                                       July 31, 2000

        FOR VALUE RECEIVED, The Ryland Group, Inc., a Maryland corporation (the "Company"), promises to pay to the order of Bank of America, N.A. ("Bank") the principal amount of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000 ) or such lesser aggregate amount of Loans as may be made pursuant to Bank's Commitment under the Revolving Credit Agreement hereinafter described, payable as hereinafter set forth. Company promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

        Reference is made to the Revolving Credit Agreement of even date herewith among Company and the Banks (the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Agreement. This is one of the Notes referred to in the Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

        The principal indebtedness evidenced by this Note shall be payable as provided in the Agreement and in any event on the Maturity Date.

        Interest shall be payable on the outstanding daily unpaid principal amount of each Loan hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Agreement both before and after default and before and after maturity and judgment.

        Company hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of any holder's rights hereunder, including Attorney Costs, whether or not an action is filed in connection therewith.

        Company hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable laws.

        This note is a replacement for a note dated October 19, 1999 and shall continue to evidence the indebtedness thereunder

        This Note shall be delivered to and accepted by Bank in the State of Illinois, and shall be governed by, and construed and enforced in accordance with, the internal Laws thereof without regard to the choice of law provisions thereof.

                                      THE RYLAND GROUP, INC.

                                      By:  /s/ CATHEY S. LOWE
                                         --------------------------------------
                                      Cathey S. Lowe  Vice President & Treasurer
                                      -----------------------------------------
                                            [Printed Name and Title]